As filed with the Securities and Exchange Commission on June 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4392754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 (312) 506-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Allscripts-Misys Healthcare Solutions, Inc.

Glen E. Tullman

Chief Executive Officer

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654 (312) 506-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Frederick C. Lowinger

Gary D. Gerstman

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities (4)	—	—	—	—
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Warrants (5)	—	—	—	—
Share Purchase Contracts (6)	—	—	—	—
Share Purchase Units (7)	—	—	—	—
Total	—	—	—	—

(1)	Such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units of Allscripts-Misys Healthcare Solutions, Inc. as may from time to time be issued at indeterminate prices. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E. of Form S-3.
(3)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.
(4)	Also includes such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units as may be issued upon conversion or exchange of securities registered hereby, for which no additional consideration will be received by us.
(5)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, preferred stock or common stock registered hereby.
(6)	Stock purchase contracts may be issued separately or as stock purchase units.
(7)	Stock purchase units may consist of a stock purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts.

PROSPECTUS

Allscripts-Misys Healthcare Solutions, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Share Purchase Contracts

Share Purchase Units

We may offer and sell, from time to time in one or more offerings, any combination of debt and equity securities that we describe in this prospectus in one or more series. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

Our common stock trades on the NASDAQ Global Market under the symbol “MDRX.” On June 8, 2010, the last reported sale price of our common stock on NASDAQ was $18.42.

We have not yet determined whether any of the debt securities or any of our preferred stock, warrants, share purchase contracts or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of these securities, a prospectus supplement relating to such securities will identify the exchange or market.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We, or any selling securityholders, will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2010.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” Under the automatic shelf registration process, (i) we may, over time, offer any combination of the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units described in this prospectus in one or more offerings and (ii) the selling securityholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our securities. In this prospectus we will refer to the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units collectively as the “securities.” As used in this prospectus, unless stated otherwise or the context requires otherwise, “Allscripts,” “the Company,” “we,” “us” and “our” refer to Allscripts-Misys Healthcare Solutions, Inc. and its subsidiaries. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we, or the selling securityholders, as the case may be, offer securities, we or the selling securityholders will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since that date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We make available free of charge most of our SEC filings through our Internet website (www.allscripts.com) as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Allscripts and its subsidiaries on our website. The information on our web site is not a part of this prospectus. You may also request a copy of our SEC filings at no cost, by writing to or telephoning us at the following:

Allscripts-Misys Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention: Investor Relations

Telephone: (866) 358-6869

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial filing of the registration statement until we complete our sale of the securities to the public (other than information in such filings that was furnished, under applicable SEC rules, rather than filed):

•

annual report of Allscripts on Form 10-K for the fiscal year ended May 31, 2009, filed with the SEC on July 30, 2009 (other than the “Selected Financial Data”, which has been superseded by the “Selected Financial Data” attached as Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on June 9, 2010);

•	“Selected Financial Data” attached as Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on June 9, 2010);

•	proxy statement of Allscripts on Schedule 14A for the annual stockholders’ meeting held on October 8, 2009, filed with the SEC on August 27, 2009;

•	quarterly reports of Allscripts on Form 10-Q for the fiscal quarters ended August 31, 2009, November 30, 2009 and February 28, 2010;

•

current reports of Allscripts on Form 8-K filed with the SEC on June 2, 2009, August 11, 2009, December 4, 2009, June 9, 2010 and June 9, 2010, and amendments to current reports of Allscripts on Form 8-K/A filed with the SEC on August 11, 2009; and

•	registration statement of Allscripts on Form 8-A filed with the SEC on December 7, 2000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.

Factors that could cause actual results to differ materially include, but are not limited to:

•	the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance;

•	the timing, cost and success or failure of new product and service introductions, development and product upgrade releases;

•	competition within the industries in which we operate;

•	competitive pressures including product offerings, pricing and promotional activities;

•	our ability to establish and maintain strategic relationships;

•	undetected errors or similar problems in our software products;

•	the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009;

•

compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration;

•

failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and put us at a competitive disadvantage in the marketplace;

•	unexpected requirements to achieve interoperability certification pursuant to The Certification Commission for Healthcare Information Technology could result in increased development and other costs;

•	the possibility of product-related liabilities;

•	our ability to attract and retain qualified personnel;

•	maintaining our intellectual property rights and litigation involving intellectual property rights;

•	risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology;

•	the outcome of any legal proceeding that has been or may be instituted against us;

•	breach of our security by third parties;

•	legislative, regulatory and economic developments; and

•	those factors discussed in “Risk Factors” in our periodic filings with the SEC.

Additional risks, uncertainties and other factors include those discussed under “Risk Factors” and in documents incorporated by reference in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents. We disclaim any intent or obligation to update any forward-looking statements contained herein.

THE COMPANY

Allscripts is a leading provider of clinical software, services, information and connectivity solutions that empower physicians and other healthcare providers to deliver best-in-class patient safety, clinical outcomes and financial results. Allscripts’ businesses provide innovative solutions that inform physicians with just right, just in time information, connect physicians to each other and to the entire community of care, and transform healthcare, improving both the quality and efficiency of care. Allscripts provides various clinical software applications, including Electronic Health Records (EHR), practice management, revenue cycled management, clearinghouse services, electronic prescribing, Emergency Department Information System (EDIS), hospital care management and discharge management solutions, document imaging solutions, and a variety of solutions for home care and other post-acute facilities. The Company’s principal executive office is located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654 and the telephone number is (866) 358-6869.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended May 31, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of securities by the selling securityholders.

RATIOS

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended May 31, 2009 and in our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2009, November 30, 2009 and February 28, 2010, incorporated by reference into this prospectus.

	Nine Months Ended February 28,		Year Ended May 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	19.4	6.1	9.1	13.2	2.6	7.3	5.2

For these ratios, earnings consist of net income before provision for fixed charges. Fixed charges include interest expense, debt cost amortization and that portion of rental expense we deem to represent interest. Our earnings and fixed charges include the earnings and fixed charges of Allscripts and its subsidiaries considered as one enterprise.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, share purchase contracts and share purchase units that we or one or more selling securityholders may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended. We may issue senior, subordinated, junior subordinated, exchangeable and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of the capital stock of Allscripts is not meant to be complete and is qualified by reference to Allscripts’ certificate of incorporation, which is incorporated herein by reference, and to all applicable provisions of the Delaware General Corporation Law (the “DGCL”). See “Where You Can Find More Information.”

Authorized Capital Stock

Allscripts’ current authorized capital stock consists of 199,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on June 7, 2010, there were 146,517,252 shares of Allscripts common stock issued and outstanding and no shares of Allscripts preferred stock issued and outstanding.

Allscripts Common Stock

Voting and Other Rights. Holders of Allscripts common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Generally, matters to be decided by the stockholders will be decided by the vote of holders of a majority of the shares of Allscripts common stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present except for certain extraordinary corporate actions that, under Delaware law, require a majority of the outstanding shares entitled to vote thereon, such as approval of certain mergers, asset sales and dissolutions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that Allscripts may designate and issue at any time in the future.

Dividend Rights; Rights Upon Liquidation. Holders of Allscripts common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds. Upon Allscripts’ liquidation, dissolution or winding-up, holders of Allscripts common stock are entitled to share ratably in all assets remaining after payment of Allscripts’ debts and other liabilities.

Pre-emptive Rights. Holders of Allscripts common stock currently have no pre-emptive, subscription or conversion rights, except for certain pre-emptive rights Allscripts granted to Misys plc (“Misys”) under the Relationship Agreement dated March 17, 2008 (as amended, the “Relationship Agreement”). The Relationship Agreement provides Misys with anti-dilution protection in the event of issuances of Allscripts common stock, subject to certain limited exceptions, such as grants under Allscripts’ benefit plans under 1.95 percent of the fully-diluted number of shares of Allscripts’ common stock.

Allscripts Preferred Stock

The Allscripts board of directors is authorized, without further stockholder approval but subject to any limitations prescribed by law, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 1,000,000 shares of preferred stock, and to issue these shares of preferred stock in one or more series. Each class or series of Allscripts preferred stock will cover the number of shares and will have the preferences, voting powers, qualifications and special or relative rights or privileges as are determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

The Allscripts board of directors may authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or other rights of the holders of Allscripts common stock. The issuance of preferred stock could also delay, defer or prevent a change of control of Allscripts or otherwise negatively affect the market price of Allscripts common stock. Allscripts has no present plans to issue any shares of preferred stock.

Registration Rights Agreement

On June 9, 2010, Allscripts entered into a registration rights agreement with Misys which provides that, for so long as Misys holds at least 5% of the then outstanding number of shares of Allscripts common stock, Misys has the right to require Allscripts on not more than three occasions to file a registration statement under the Securities Act registering the sale of all or a portion of the shares of Allscripts common stock owned by Misys that are not otherwise freely tradable. Allscripts has the right to defer the filing of such registration statement if doing so would impede any material transaction involving Allscripts, adversely affect any financing contemplated by Allscripts or require disclosure of any material non-public information that, if disclosed at such time, would be harmful to the interests of Allscripts or its stockholders. For a period of three years after the date of the Registration Rights Agreement, Misys may participate in any registration statement proposed to be filed by Allscripts, subject to restrictions in the event that Misys’ participation would adversely affect Allscripts’ registration. Misys will be subject to a customary lock-up in connection with any equity offering by Allscripts unless the underwriters notify Misys that less than 80% of Misys’ shares requested to be included in the offering can actually be included in such offering, and Misys decides not to participate in the offering.

Allscripts agreed to pay all reasonable expenses incurred in connection with a demand or other registration, other than expenses of counsel for Misys, any underwriting discounts or commissions, and also agreed to indemnify Misys from losses incurred as a result of material misstatements or omissions in such registration statement.

Anti-Takeover Provisions

Allscripts’ Second Amended and Restated Certificate of Incorporation contains an election not to be governed by Section 203 of the DGCL.

Section 203 of the DGCL generally prohibits certain “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	the board of directors of the corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder,

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or

•

after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These restrictions on interested stockholders do not apply under some circumstances, including if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by the Delaware statute regulating business combinations, or if the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by these provisions of the DGCL (and such amendment is duly approved by the stockholders entitled to vote thereon).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	information regarding the selling securityholders, if any;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the selling securityholders or through agents designated by us or the selling securityholders from time to time. In the case of securities sold directly by us or the selling securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the selling securityholders to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We or the selling securityholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the selling securityholders at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock that is listed on the Nasdaq, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq or otherwise.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, legal matters in connection with this offering of securities will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Allscripts-Misys Healthcare Solutions, Inc. Annual Report on Form 10-K for the year ended May 31, 2009 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the internal control over financial reporting of the Misys Healthcare operations the registrant acquired during fiscal year 2009) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Eclipsys Corporation and management’s assessment of the effectiveness of internal control over financial reporting incorporated in the Current Report on Form 8-K dated June 9, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person:

•	acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and

•	in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Allscripts’ Second Amended and Restated Certificate of Incorporation provides that Allscripts will indemnify its directors and officers to the fullest extent authorized by the DGCL, provided, however, that Allscripts will not be required to indemnify such persons in connection with an action, suit or proceeding initiated by such persons unless the initiation of such action, suit or proceeding was specifically authorized by the Allscripts board of directors. Allscripts’ Second Amended and Restated Certificate of Incorporation also requires the advancement of expenses incurred in defending any action, suit or proceeding in advance of its final disposition so long as the director or officer delivers to Allscripts an undertaking to repay the advances if it is ultimately determined that the individual is not entitled to indemnification.

Allscripts’ Second Amended and Restated Certificate of Incorporation also provides that Allscripts may indemnify its other employees and agents as set forth in the DGCL.

Item 16.	Exhibits.

Number	Description
1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation of Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.1 in the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on October 17, 2008.

3.2	Amended and Restated By-Laws of Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.2 in the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on October 17, 2008.

4.1	Registration Rights Agreement, dated as of June 9, 2010, by and among Misys plc, Kapiti Limited, Act Sigmex Limited and Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference to Exhibit 10.3 in the Allscripts-Misys Healthcare Solutions, Inc. Current Report on Form 8-K filed on June 9, 2010.

4.3*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby).

4.4*	Form of Indenture.

4.5*	Form of Warrant Agreement, including the form of warrant certificate (relating to the warrants registered hereby).

4.6*	Form of Stock Purchase Contract Agreement, including form of stock purchase contracts and/or stock purchase units, if any (relating to the stock purchase contracts and/or stock purchase units registered hereby).

5.1	Opinion of Sidley Austin LLP.

10.1	Relationship Agreement, dated as of March 17, 2008, by and between Allscripts Healthcare Solutions, Inc. and Misys plc, incorporated by reference from Exhibit 10.3 to the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on March 19, 2008

10.2	First Amendment to Relationship Agreement, dated August 14, 2008, between Allscripts Healthcare Solutions, Inc. and Misys plc, incorporated by reference from Exhibit 10.2 to the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on August 20, 2008

10.3	Second Amendment to Relationship Agreement, dated as of January 5, 2009, incorporated by reference from Exhibit 10.1 to the Allscripts-Misys Healthcare Solutions, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2008

12.1	Statement of computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to this Registration Statement).

Number	Description
25.1**	Statement of Eligibility of Trustee on Form T-1.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.
**	To be incorporated herein by reference to a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of June 9, 2010.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

By	/S/ GLEN E. TULLMAN
Name:	Glen E. Tullman
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Lee A. Shapiro and William J. Davis, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as June 9, 2010.

Signature		Title

By:	/S/ GLEN E. TULLMAN	Director and Chief Executive Officer (Principal Executive Officer)
Glen E. Tullman

By:	/S/ WILLIAM J. DAVIS	Chief Financial Officer (Principal Financial and Accounting Officer)
William J. Davis

By:	/S/ J. MICHAEL LAWRIE	Executive Chairman of the Board of Directors
J. Michael Lawrie

By:	/S/ SIR DOMINIC CADBURY	Director
Sir Dominic Cadbury

Signature		Title

By:	/S/ JOHN KING	Director
John King

By:	/S/ MICHAEL J. KLUGER	Director
Michael J. Kluger

By:	/S/ STEPHEN WILSON	Director
Stephen Wilson

EXHIBIT INDEX

TO REGISTRATION STATEMENT ON FORM S-3

Allscripts-Misys Healthcare Solutions, Inc.

Number	Description

1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation of Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.1 in the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on October 17, 2008.

3.2	Amended and Restated By-Laws of Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference from Exhibit 3.2 in the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on October 17, 2008.

4.1	Registration Rights Agreement, dated as of June 9, 2010, by and among Misys plc, Kapiti Limited, Act Sigmex Limited and Allscripts-Misys Healthcare Solutions, Inc., incorporated by reference to Exhibit 10.3 in the Allscripts-Misys Healthcare Solutions, Inc. Current Report on Form 8-K filed on June 9, 2010.

4.3*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby).

4.4*	Form of Indenture.

4.5*	Form of Warrant Agreement, including the form of warrant certificate (relating to the warrants registered hereby).

4.6*	Form of Stock Purchase Contract Agreement, including form of stock purchase contracts and/or stock purchase units, if any (relating to the stock purchase contracts and/or stock purchase units registered hereby).

5.1	Opinion of Sidley Austin LLP.

10.1	Relationship Agreement, dated as of March 17, 2008, by and between Allscripts Healthcare Solutions, Inc. and Misys plc, incorporated by reference from Exhibit 10.3 to the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on March 19, 2008

10.2	First Amendment to Relationship Agreement, dated August 14, 2008, between Allscripts Healthcare Solutions, Inc. and Misys plc, incorporated by reference from Exhibit 10.2 to the Allscripts Healthcare Solutions, Inc. Current Report on Form 8-K filed on August 20, 2008

10.3	Second Amendment to Relationship Agreement, dated as of January 5, 2009, incorporated by reference from Exhibit 10.1 to the Allscripts-Misys Healthcare Solutions, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2008

12.1	Statement of computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

Number	Description

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to this Registration Statement).

25.1**	Statement of Eligibility of Trustee on Form T-1.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.
**	To be incorporated herein by reference to a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.